Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated June 23, 2022, which includes an explanatory paragraph relating to Vistagen Therapeutics, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Vistagen Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended March 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 17, 2023